UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 9, 2006
Targeted Genetics Corporation

(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 623-7612
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On March 9, 2006, Targeted Genetics Corporation sold 12,791,611 shares of its common stock at a price of $0.39 per share, for aggregate proceeds of approximately $4,988,728, to institutional investors in a registered direct offering pursuant to purchase agreements with the investors. The form of purchase agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     In connection with this offering, Orrick, Herrington & Sutcliffe LLP, counsel to Targeted Genetics, has delivered an opinion with respect to the validity of the shares of common stock sold in the offering. A copy of this opinion is attached as Exhibit 5.1 to this current report and is incorporated herein by reference.
     A press release announcing this offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibits:	Description of Document
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the validity of the shares of common stock issued
10.1	Form of Purchase Agreement dated March 9, 2006
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
99.1	Press Release of Targeted Genetics Corporation dated March 10, 2006

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targeted Genetics Corporation
By:	/s/ H. Stewart Parker
H. Stewart Parker
President and Chief Executive Officer

Dated: March 9, 2006

3

EXHIBIT INDEX

Exhibits:	Description of Document
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the validity of the shares of common stock issued
10.1	Form of Purchase Agreement dated March 9, 2006
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
99.1	Press Release of Targeted Genetics Corporation dated March 10, 2006

4